Exhibit 10.1

HD Supply

Global Support Center

Joe DeAngelo, CEO

3100 Cumberland Blvd., Suite 1700, Atlanta, GA 30339

t 770.852.9001

September 10, 2010

John Stegeman

938 Crescent River Pass

Suwanee, GA 30024

Dear John:

This letter amends the terms and conditions set forth in your offer letter dated March 15, 2010 and last signed March 27, 2010.

Effective September 17, 2010, in your role as Executive President of HD Supply, you will serve as President of HD Supply Construction Supply (dba White Cap Construction Supply). You will continue to provide advisory services for the following HD Supply lines of business: Waterworks, Electrical, Plumbing and Canada.

Your annual salary and bonus target level will remain the same. Your bonus payout, however, will be calculated based on a combination of White Cap Construction Supply’s performance and individual performance as determined by the Company. These changes will apply to your entire bonus opportunity for fiscal year 2010.

The other terms of your original offer letter will remain unchanged.

Sincerely

Joe DeAngelo
Chief Executive Officer

I agree to, and accept, this amendment to my HD Supply offer letter dated March 15, 2010.

9/10/10
John Stegeman	Date